Exhibit 99.1

atai Life Sciences and Beckley Psytech Announce the Successful Completion of Their Strategic Combination to Create AtaiBeckley, a Global Leader in Transformative Mental Health Therapies

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atai Life Sciences’ shareholders voted to approve the strategic combination with Beckley Psytech Limited and the corporate redomiciliation at the Extraordinary General Meeting of Shareholders on November 4, 2025, with approximately 98% of the votes cast at the Extraordinary General Meeting in favor of the transactions

•	AtaiBeckley has an industry-leading pipeline of investigational treatments, led by BPL-003 (mebufotenin benzoate nasal spray), a Phase 3-ready asset.

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Diversified portfolio also includes Phase 2 assets VLS-01 (DMT buccal film) and EMP-01 (oral R-MDMA), as well as a portfolio of novel 5-HT2A receptor agonists, including non-hallucinogenic neuroplastogens, in preclinical development

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Dr. Srinivas Rao, CEO and Co-Founder of atai, to lead experienced team of executives from atai and Beckley Psytech; Cosmo Feilding Mellen, CEO and Co-Founder of Beckley Psytech, to serve on the Board of Directors

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Board of Directors to be led by Co-Founder and Chairman of atai, Christian Angermayer, and newly appointed Vice Chairman, Scott Braunstein, M.D. All members of the atai Board will remain on the AtaiBeckley Board and, in addition to Cosmo Feilding Mellen, will be joined by Beckley Psytech Board Member Robert Hershberg, M.D., Ph.D.

•	Cash, cash equivalents, short-term investments and other liquid assets are expected to fund operations into 2029, through anticipated topline data from the first Phase 3 trial of BPL-003

NEW YORK and AMSTERDAM, NOVEMBER 5 2025 – Atai Beckley N.V. (NASDAQ: ATAI) (“AtaiBeckley” or “Company”), a clinical-stage biopharmaceutical company on a mission to transform patient outcomes by developing effective, rapid-acting and convenient mental health treatments, today announced the successful completion of the strategic combination between atai Life Sciences (“atai”) and Beckley Psytech Limited (“Beckley Psytech”) in an all-share transaction. The combined company brings together world-class science and clinical expertise with a pipeline of investigational psychedelic-based neuroplastogens designed to address some of the most urgent unmet needs in mental health.

Srinivas Rao, M.D., Ph.D., Chief Executive Officer and Co-Founder of AtaiBeckley, said “We are bringing together the assets, expertise and vision of atai Life Sciences and Beckley Psytech to transform patient outcomes. Around the world, too many people continue to suffer without effective treatments and AtaiBeckley is taking a decisive step toward changing this. We are a well-financed, Phase 3-ready company with a strong team in place to execute on our mission and I am excited by what we can achieve together, with our team fully committed to creating breakthroughs in mental health.”

Cosmo Feilding Mellen, Director and Co-Founder of AtaiBeckley, said “I believe AtaiBeckley is uniquely positioned to deliver commercially scalable psychedelic-based therapies that could transform the treatment landscape for people living with serious mental health conditions. This is an exciting moment for patients and the mental health sector more widely, and I am deeply proud to be a part of it.”

Industry-Leading Pipeline
AtaiBeckley’s lead program is BPL-003, an investigational, novel mebufotenin benzoate nasal spray designed to produce rapid and durable antidepressive effects from a single dose and with a short psychedelic duration. BPL-003 is currently being investigated as a potential treatment for patients with treatment-resistant depression (TRD) and was granted Breakthrough Therapy designation by the U.S. Food and Drug Administration (FDA) in recognition of its potential to deliver substantial improvement over existing therapies for TRD.

The Company is scheduled to meet with the FDA for an End-of-Phase 2 meeting to discuss the design of a Phase 3 clinical program for BPL-003 in the coming months, with initiation of Phase 3 studies expected in the second quarter of 2026.

AtaiBeckley’s diversified pipeline also includes VLS-01 (DMT buccal film), currently being evaluated in a Phase 2 clinical trial for patients with TRD, with topline data expected in the second half of 2026; EMP-01 (R-MDMA), currently in an exploratory Phase 2a study for adults with social anxiety disorder, with topline results anticipated in the first quarter of 2026; and a portfolio of novel 5-HT2A receptor agonists, including non-hallucinogenic neuroplastogens, in earlier stages of development.

Experienced Leadership Team
AtaiBeckley will be led by CEO and Co-Founder Dr. Rao. He will be joined by an executive team with deep expertise in neuroscience, psychiatry, and drug development including: Anne Johnson, CPA as Chief Financial Officer, Rob Conley, M.D. as Chief Research & Development Officer, Gerd Kochendoerfer, Ph.D. as Chief Operating Officer, Kevin Craig, M.D. as Chief Medical Officer, Glenn Short, Ph.D. as Chief Scientific Officer and Ryan Barrett as Chief Legal and Business Officer.

Accomplished Board of Directors
AtaiBeckley’s Board of Directors comprises a diverse group of accomplished leaders with significant experience across biotechnology, pharmaceuticals, healthcare investment, and company building. Christian Angermayer, Co-Founder of atai, will continue to serve as Chairman, and Scott Braunstein, M.D., has been appointed Vice Chairman and designated Lead Independent Director. All members of the atai Board will remain on the AtaiBeckley Board and they will be joined by Beckley Psytech Board Members Cosmo Feilding Mellen and Robert Hershberg, M.D., Ph.D.

Strong Cash Position
In October 2025, atai closed a public offering of common shares with leading healthcare-focused institutional investors. Aggregate gross proceeds from the offering, including the exercise of the underwriters’ option to purchase additional shares, were approximately $150 million, before deducting underwriting discounts and commissions and other offering expenses payable by atai. With the proceeds from this public offering, the Company expects its cash, cash equivalents, short-term investments and other liquid assets to fund operations into 2029, through the anticipated topline data from the first Phase 3 trial of BPL-003.

Shareholder Vote
In addition to approving the strategic combination, atai’s shareholders also approved the proposed redomiciliation to Delaware, United States. Assuming satisfaction of applicable closing conditions, the corporate redomiciliaton is expected to be completed around year end.

Transaction Terms
In connection with the AtaiBeckley transaction, Beckley’s shareholders (other than atai), certain Beckley equity award holders and certain Beckley consultants will be issued approximately 105 million new AtaiBeckley shares or replacement awards covering AtaiBeckley shares. The newly issued shares equate to approximately 28% of shares outstanding of the combined company.

Subject to certain limited exceptions, these new issuances are subject to a lock-up wherein, following the completion of the lock-up period, 1/12 of the shares are released every month. Additionally, Apeiron Investment Group, the family office of Mr. Angermayer, voluntarily entered into a similar lock-up agreement covering all of its shares in AtaiBeckley.

About AtaiBeckley N.V.
AtaiBeckley is a clinical-stage biopharmaceutical company on a mission to transform patient outcomes by developing effective, rapid-acting and convenient mental health treatments. It was formed through the strategic combination of atai Life Sciences and Beckley Psytech Limited in November 2025. AtaiBeckley’s pipeline of novel investigational therapies includes BPL-003 (mebufotenin benzoate nasal spray) for treatment-resistant depression (TRD), VLS-01 (buccal film DMT) for TRD and EMP-01 (oral R-MDMA) for social anxiety disorder (SAD), which are in Phase 2 clinical development. It is also advancing a drug discovery program to identify novel, non-hallucinogenic 5-HT2AR agonists for opioid use disorder and TRD. These programs aim to create new breakthroughs in mental health by providing innovative interventional psychiatry therapies that can integrate seamlessly into healthcare systems.

For the latest updates and to learn more about the AtaiBeckley mission, visit www.ataibeckley.com or follow the Company on LinkedIn and on X.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things: expectations regarding the anticipated benefits of the acquisition of Beckley Psytech Limited or the redomiciliation transaction (the “Proposed Redomiciliation Transaction”), including timing for completion of the Proposed Redomiciliation Transaction; expectations regarding operations of AtaiBeckley, including strategic value of the clinical development programs for patients and shareholders as well as expectations regarding financial synergies; progress on and results of BPL-003 trials and related data readouts, including the timing of regulatory discussions with respect to Phase 3 trial design for BPL-003; the potential benefits of BPL-003 for patients with TRD; our business strategy and plans; the potential, success, cost and timing of development of our product candidates, and the product candidates of those companies we invest in; and potential future changes to jurisdiction of tax residency or jurisdiction of incorporation and the effects of those changes on us.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, (i) the Proposed Redomiciliation Transaction may not be completed in a timely manner or at all; (ii) the failure to realize the anticipated benefits of the Proposed Redomiciliation Transaction; (iii) the possibility that any or all of the various conditions to the consummation of the Proposed Redomiciliation Transaction may not be satisfied or waived; (iv) the effect of the pendency of the Proposed Redomiciliation Transaction on our ability to retain and hire key personnel, or its operating results and business generally and (v) the effects of the Proposed Redomiciliation Transaction on trading, liquidity and the price of our securities and other important factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, our subsequent Quarterly Reports on Form 10-Q filed with the SEC and the registration statement on Form S-4 that was filed with the SEC on September 22, 2025 (the “Registration Statement”), as such factors may be updated from time to time in our other filings with the SEC. We disclaim any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by applicable law.

Contact Information
Investor Contact:
IR@ataibeckley.com

Media Contact:
PR@ataibeckley.com